UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – December 15, 2009

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act   (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K is being filed to amend Item 9.01 of the Current Report on Form 8-K filed by IEC Electronics Corp. (the "Registrant") on December 23, 2009. In accordance with the instructions to Item 9.01 of Form 8-K, this amendment provides (1) the audited financial statements of the business acquired, as required by Item 9.01(a) of Form 8-K, as well as (2) the unaudited pro forma financial information for the combination of the Registrant and the business acquired, using the Registrant's fiscal reporting periods, as required by Item 9.01(b) of Form 8-K and Article 11 of Regulation S-X. As previously reported, the business acquired by the Registrant consisted of all of the issued and outstanding shares of common stock of General Technology Corporation.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

As required by Item 9.01(a) of Form 8-K, the audited financial statements of General Technology Corporation, as of and for the fiscal years ended December 15, 2009 and December 31, 2008 are attached as Exhibit 99.1 to this Current Report.

(b)	Pro Forma Financial Information.

As required by Item 9.01(b) of Form 8-K, the pro forma financial information of the Registrant, reflecting the acquisition of all of the issued and outstanding shares of common stock of General Technology Corporation for the twelve months ended September 30, 2009 and as of and for the three months ended December 25, 2009 are attached as Exhibit 99.2 to this Current Report.

(c)	Exhibits.

23.1	Consent of EFP Rotenberg LLP

99.1	Audited Financial Statements of General Technology Corporation as of December 15, 2009 and December 31, 2008.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information for IEC Electronics Corp.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC ELECTRONICS CORP.
REGISTRANT

Dated: March 3, 2010	By:
W. Barry Gilbert
Chairman and
Chief Executive Officer